Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AgomAb Therapeutics NV of our report dated October 27, 2025 relating to the financial statements, which appears in AgomAb Therapeutics NV's Registration Statement on Form F-1 (333-292790).

Diegem, Belgium

March 11, 2026

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Didier Delanoye
Statutory auditor